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                    SEVERANCE AND NONCOMPETITION AGREEMENT


          This Agreement, dated as of April 23, 1997, is made by and between TRO Learning, Inc., a Delaware corporation (the "Company"), The Roach Organization, Inc., a wholly-owned subsidiary of the Company, (hereinafter referred to as "TRO") and Andrew N. Peterson, an officer of TRO (the "Officer").

          The parties hereto agree as follows:

          1. SEVERANCE. If the Officer's employment by the Company and TRO terminates because (a) the Company terminates the Officer's employment with the Company and TRO without Cause or (b) the Officer resigns from his employment with the Company and TRO with Good Reason, then the company shall pay to the Officer his salary, and continue the Officer's employee benefits, for a period of one year following the date on which the Company or the Officer gives written notice of termination.

          2. NON-COMPETITION. The Officer shall not, while employed by the Company or TRO in any capacity (including as a consultant) and for a period of one (1) year thereafter (such one year period being referred to herein as the "Non-Compete Period"), on behalf of any person or entity other than the Company or TRO, engage or be interested, directly or indirectly, for himself or for any other person, as principal, agent, employer, employee, officer, director, partner, salesman, supervisor, consultant or otherwise, in any business or activity which is competitive with the principal businesses conducted by the Company on the date on which the Officer's employment with the Company and TRO terminates. The Non-Compete Period shall begin on the date of termination of the officer's employment with the Company and TRO, whether or not the Officer is entitled to continue to receive [his/her] salary and benefits from the Company pursuant to Section 1 above. Ownership by the Officer, as a passive investment, of less than five percent (5%) of the outstanding shares of the capital stock of any corporation with one or more classes of its capital stock listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this Section 2.

          3. NON-SOLICITATION. The Officer shall not, while employed by the Company as an employee or consultant and for a period of one (1) year thereafter, either directly or indirectly, on the officer's own behalf or in the services of or on behalf of others, divert, solicit or hire away, or attempt to divert, solicit or hire away to any person, concern or entity any person employed by the Company, whether or not such person is a full-time employee or a part-time employee of the Company and whether or not such employment is pursuant to written agreement or whether or not such employment is for a determined period or is at will.

          4. SEVERABILITY. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provisions of this Agreement shall be unaffected. In furtherance and not in limitation to the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such


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provision shall be construed to cover only the duration, extent or activities which may validly and enforceably be covered.

          5. CONFIDENTIALITY. Officer agrees that Officer will not divulge to anyone (other than the Company, TRO or any persons employed or designated by the Company) any knowledge or information of any type whatsoever of a confidential nature relating to the business of the Company or TRO, including without limitation any of the Company's or TRO's trade secrets (unless readily ascertainable from public or published information or trade sources). Officer further agrees not to disclose, publish or make use of any such knowledge or information of a confidential nature without the prior written consent of the Company.

          6.  DEFINITIONS.

          "Cause" means (a) conviction of a felony or crime involving moral turpitude, (b) material dishonesty or material fraud with respect to the Company or TRO, or (c) repeated and substantial failure to perform the Officer's employment duties after reasonable notice of such failure.

          "Good Reason" means:

          (a) without Officer's express written consent, the assignment to Officer of any duties materially inconsistent with Officer's positions, duties, responsibilities and status with the Company and TRO as of the date of this Agreement or a material change in reporting responsibilities, titles or offices as presently in effect (other than as a result of termination);

          (b) without Officer's express written consent, a direct or indirect reduction in any substantial respect in rank or responsibilities, limitation or interference in any substantial respect with the performance of Officer's duties or responsibilities, or withdrawal in any substantial respect from the Officer of duties or responsibilities which are necessary or customary as an incident of officer's present position and status with the Company and TRO; or

          (c) except for generally proportionate reductions for all executives of the Company, a reduction by the Company in Officer's salary as in effect on the date hereof or as the same may be increased from time to time.

          7.  MISCELLANEOUS.

          (a) This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of Illinois.

          (b) This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.


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          (c)  This Agreement shall extend to and be binding upon the officer, his legal representatives, heirs and distributees, and upon the Company, its successors and assigns. For purposes of this Agreement, unless the context otherwise requires, references herein to the Company shall include its subsidiaries and affiliated persons.

          (d) This Agreement may only be amended or modified with a writing signed by the parties hereto.

          (e) No term or condition of this Agreement shall be deemed to have been waived, nor shall there by any estoppel to enforce any provision of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to act other than that specifically waived.

          (f) The headings of paragraphs in this Agreement are solely for convenience of reference and shall not control the meaning or interpretation of any provision of this Agreement.



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          IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto as of the date first set forth above.


                                  TRO Learning, Inc.


                                  By: /s/ William R. Roach
                                     -----------------------------------------
                                        William R. Roach
                                  Its:  Chairman of the Board,
                                        President and Chief Executive Officer



                                  The Roach Organization, Inc.


                                  By: /s/ William R. Roach
                                     -----------------------------------------
                                        William R. Roach
                                  Its:  Chairman of the Board,
                                        President and Chief Executive Officer





                                      /s/ Andrew N. Peterson
                                     -----------------------------------------
                                        Andrew N. Peterson




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